UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	VLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective March 15, 2022, the Board of Directors (the “Board”) of Valero Energy Corporation (the “Company”) approved and adopted the Amended and Restated Bylaws of the Company (the “Bylaws”), which include technical amendments (the “Amendments”) to reflect a change of the name of the “Nominating/Governance and Public Policy Committee” to the “Nominating and Corporate Governance Committee” and a change of the name of the “Compensation Committee” to the “Human Resources and Compensation Committee.”

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.01 hereto and is incorporated herein by reference. A marked comparison of the Bylaws indicating the Amendments is included as Exhibit 3.02 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.01	Amended and Restated Bylaws of Valero Energy Corporation (amended and restated as of March 15, 2022).

3.02	Marked comparison of Amended and Restated Bylaws of Valero Energy Corporation (indicating the Amendments).

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: March 18, 2022	By:	/s/ Richard J. Walsh
Richard J. Walsh
Senior Vice President, General Counsel and Secretary